Exhibit 99.1

Total System Services, Inc.
One TSYS Way	+1.706.649.2307
Post Office Box 2567	+1.706.649.5740
Columbus GA 31902-2567	www.tsys.com
For immediate release:
Contacts:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS Reports Third Quarter Results
Meets Expectations
Columbus, Ga., October 27, 2009 — TSYS (NYSE: TSS) today reported third quarter total revenues of $432.3 million, a 4.9% increase over the second quarter of 2009. Compared to last year, total revenues were down 1.6%, which included an unfavorable impact of $10.3 million from foreign currency exchange rates during the quarter. On a non-GAAP basis, total revenues on a constant currency basis would have been $442.6 million.
Basic earnings per share (EPS) were $0.28 for the third quarter of 2009 and EPS from continuing operations were $0.29. TSYS completed the sale of TSYS Total Debt Management, a subsidiary of TSYS, and recognized a one-time loss in discontinued operations of $3.3 million in the quarter, or approximately $0.01 per share.
Despite the headwinds of foreign currency exchange rates and upfront costs related to international expansion, TSYS’ third quarter operating margins excluding reimbursable items increased sequentially by 87 basis points, and income from continuing operations increased 10.1%. This was a result of expense management, new business added and a slight increase in transactions.

Quarterly Highlights	Q3 2009	vs. Q2 2009	vs. Q3 2008

Total Revenues	$432.3 million	Up $20.3 million	Down $7.2 million

Revenues before Reimbursable Items	$359.0 million	Up $8.2 million	Down $13.7 million

Operating Income	$87.9 million	Up $5.1 million	Down $7.4 million

Income from Continuing Operations	$58.3 million	Up $5.4 million	Down $5.9 million

Net Income	$55.0 million	Up $1.6 million	Down $9.0 million

Basic Earnings Per Share	28 cents	Up 1 cent	Down 4 cents

“For the second quarter in a row, we are pleased to report sequential quarterly growth across the board in revenues, operating income and net income despite the challenging economic environment,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS.
“Our balance sheet remains very strong with cash increasing $76 million in the quarter and $209 million year-to-date to $420 million. Our accumulation of cash during these tough economic times is part of our plan to build a large capital base to deploy in support of our strategic plans. We have been aggressively pursuing acquisition opportunities around the globe and are confident we will accomplish this very important part of our corporate strategy,” said Tomlinson.
TSYS reaffirms its previously released guidance for 2009 of declines in revenues of 5% to 3% and net income of 13% to 11%.
Non-GAAP Measures
TSYS has included a schedule with this release that provides revenues and operating results on a constant currency basis. This non-GAAP measure presents third quarter and year-to-date 2009 financial results using the previous year’s foreign currency exchange rates. On a year-to-date constant currency basis, TSYS’ International Services segment’s total revenues grew 20.7% as compared to a reported GAAP decline of 0.6%, and operating income declined 8.7% versus a GAAP-reported decline of 30.7%.
This release contains non-GAAP financial measures to describe TSYS’ performance. The reconciliation of those measures to the most directly comparable GAAP measures is included in the financial tables of this release.
The non-GAAP financial measures of constant currency presented by TSYS are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.
TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.
Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
TSYS provides reconciliations for each of its non-GAAP financial measures with its most directly comparable GAAP financial measure, whenever it is used. This enables shareholders and potential investors to easily assess the impact of any differences between the measure TSYS is presenting and similarly titled captions of other companies.
TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
Conference Call
TSYS will host its quarterly conference call at 5:00 p.m. EDT on Tuesday, October 27. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the “Conference Call” icon on the homepage of tsys.com.
About TSYS
TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its Web site.
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ earnings forecast for 2009, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: (1) movements in LIBOR are greater than expected and draws on the remaining balance of the credit facility are greater than expected; (2) TSYS incurs expenses associated with the signing of a significant client; (3) adverse developments with respect to foreign currency exchange rates; (4) adverse developments with respect to entering into contracts with new clients and retaining current clients; (5) continued consolidation and turmoil in the financial services industry throughout 2009, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not

TSYS processing clients and the seizure by banking regulators of TSYS clients; (6) additional significant one-time spin costs are incurred; (7) TSYS is unable to control expenses and increase market share; (8) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; (9) the material breach of security of any of TSYS’ systems; (10) the impact of acquisitions, including their being more difficult to integrate than anticipated; (11) changes occur in laws, rules, regulations, credit card association rules or other industry standards affecting TSYS’ business which require significant product development efforts or reduce the market demand for or value of its products; (12) adverse developments with respect to the credit card industry in general, including a decline in the use of credit cards as a payment mechanism; and (13) growth rates of TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge-off rates or otherwise. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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TSYS Reports Third Quarter Results

TSYS
Financial Highlights
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change
Revenues
Electronic payment processing services	$238,448	254,558	(6.3)%	$706,503	747,682	(5.5)%
Merchant acquiring services	71,834	64,567	11.3	207,005	191,888	7.9
Other services	48,684	53,579	(9.1)	141,625	149,319	(5.2)

Revenues before reimbursable items	358,966	372,704	(3.7)	1,055,133	1,088,889	(3.1)
Reimbursable items	73,330	66,742	9.9	198,089	200,013	(1.0)

Total revenues	432,296	439,446	(1.6)	1,253,222	1,288,902	(2.8)

Expenses
Salaries & other personnel expenses	148,180	150,262	(1.4)	441,031	439,791	0.3
Net technology & facilities expenses	76,903	75,042	2.5	224,176	221,875	1.0
Spin related expenses	—	1,719	(100.0)	—	9,869	(100.0)
Other operating expenses	46,027	50,391	(8.7)	141,177	139,120	1.5

Expenses before reimbursable items	271,110	277,414	(2.3)	806,384	810,655	(0.5)
Reimbursable items	73,330	66,742	9.9	198,089	200,013	(1.0)

Total operating expenses	344,440	344,156	0.1	1,004,473	1,010,668	(0.6)

Operating income	87,856	95,290	(7.8)	248,749	278,234	(10.6)

Nonoperating (expenses) income	574	(82)	nm	(3,162)	770	nm

Income from continuing operations before income taxes, noncontrolling interests and equity in income of equity investments	88,430	95,208	(7.1)	245,587	279,004	(12.0)
Income taxes	31,795	34,091	(6.7)	88,439	100,979	(12.4)

Income from continuing operations before noncontrolling interests and equity in income of equity investments	56,635	61,117	(7.3)	157,148	178,025	(11.7)
Equity in income of equity investments	1,623	3,062	(47.0)	4,291	6,333	(32.2)

Income from continuing operations, net of tax	58,258	64,179	(9.2)	161,439	184,358	(12.4)
(Loss) income from discontinued operations, net of tax	(2,932)	269	nm	(5,155)	736	nm

Net income	55,326	64,448	(14.2)	156,284	185,094	(15.6)
Net income attributable to the noncontrolling interests	(300)	(374)	19.8	(1,285)	(1,322)	2.8

Net income attributable to TSYS	$55,026	64,074	(14.1)%	$154,999	183,772	(15.7)%

Basic earnings per share:
Income from continuing operations to TSYS common shareholders*	$0.29	0.32	(9.0)%	$0.81	0.92	(12.1)%

(Loss) income from discontinued operations to TSYS common shareholders*	(0.01)	0.00	nm	(0.03)	0.00	nm

Net income attributable to TSYS common shareholders*	$0.28	0.32	(13.9)%	$0.79	0.93	(15.3)%

Diluted earnings per share:
Income from continuing operations to TSYS common shareholders*	$0.29	0.32	(8.9)%	$0.81	0.92	(12.1)%

(Loss) income from discontinued operations to TSYS common shareholders*	(0.01)	0.00	nm	(0.03)	0.00	nm

Net income attributable to TSYS common shareholders*	$0.28	0.32	(13.9)%	$0.79	0.93	(15.3)%

Dividends declared per share	$0.07	0.07		$0.21	0.21

Amounts attributable to TSYS common shareholders:
Income from continuing operations, net of tax	$57,958	63,805		$160,154	183,036
(Loss) income from discontinued operations, net of tax	(2,932)	269		(5,155)	736

Net income	$55,026	64,074		$154,999	183,772

nm = not meaningful

Note:	Certain amounts have been reclassified to conform with the presentation adopted in 2009.

*	Basic and diluted EPS amounts for continuing operations and net income do not total due to rounding.

Basic and diluted EPS is computed based on the two-class method in accordance with the update to Accounting Standards Codification 260 (ASC 260) (previously referred to as FSP EITF 03-6-1). EPS for 2009 and 2008 have been recast to show retroactive adoption of the ASC 260 update.
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TSYS Reports Third Quarter Results

TSYS
Earnings Per Share
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008		September 30, 2009		September 30, 2008
	Common	Participating	Common	Participating	Common	Participating	Common	Participating
	Stock	Securities	Stock	Securities	Stock	Securities	Stock	Securities

Basic Earnings per share:
Net income	$55,026		64,074		154,999		183,772
Less income allocated to nonvested awards	(407)	407	(543)	543	(1,225)	1,225	(1,546)	1,546

Net income allocated to common stock for EPS calculation (a)	$54,619	407	63,531	543	153,774	1,225	182,226	1,546

Average common shares outstanding (b)	195,721	1,465	196,000	1,680	195,552	1,564	196,342	1,670

Average common shares and participating securities	197,186		197,680		197,116		198,012

Basic Earnings per share (a)/(b)	$0.28	0.28	0.32	0.32	0.79	0.78	0.93	0.93

Diluted Earnings per share:
Net income	$55,026		64,074		154,999		183,772
Less income allocated to nonvested awards	(407)	407	(543)	543	(1,225)	1,225	(1,546)	1,546

Net income allocated to common stock for EPS calculation (c)	$54,619	407	63,531	543	153,774	1,225	182,226	1,546

Average common shares outstanding	195,721	1,465	196,000	1,680	195,552	1,564	196,342	1,670
Increase due to assumed issuance of shares related to common equivalent shares outstanding	63		22		63		71

Average common and common equivalent shares outstanding (d)	195,784	1,465	196,022	1,680	195,615	1,564	196,413	1,670

Average common and common equivalent shares and participating securities	197,249		197,702		197,179		198,083

Diluted Earnings per share (c)/(d)	$0.28	0.28	0.32	0.32	0.79	0.78	0.93	0.93

In June 2008, the Financial Accounting Standards Board (FASB) issued an update to the Accounting Standards Codification 260 (ASC 260), “Earnings Per Share” (previously referred to as FASB Staff Position Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,”) and it became effective for TSYS beginning January 1, 2009. Under this standard, unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our nonvested awards, are considered participating securities for purposes of calculating earnings per share (“EPS”). Under the two-class method required by ASC 260, a portion of net income is allocated to these participating securities and therefore is excluded from the calculation of EPS allocated to common stock, as shown in the table above. This update to ASC 260 requires retrospective applications for periods prior to the effective date and as a result, all prior period earnings per share data presented herein have been adjusted to conform to these provisions.
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TSYS Reports Third Quarter Results

TSYS
Segment Breakdown
(unaudited)
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2009	2008	$	%	2009	2008	$	%

Revenues before reimbursable items
North America Services	$219,910	235,076	(15,166)	(6.5)%	666,641	703,865	(37,224)	(5.3)%
International Services	82,566	85,119	(2,553)	(3.0)%	226,433	230,107	(3,674)	(1.6)%
Merchant Services	63,805	58,357	5,448	9.3%	184,165	171,777	12,388	7.2%
Intersegment revenues	(7,315)	(5,848)	(1,467)	25.1%	(22,106)	(16,860)	(5,246)	31.1%

Revenues before reimbursable items from external customers	$358,966	372,704	(13,738)	(3.7)%	1,055,133	1,088,889	(33,756)	(3.1)%

Total revenues
North America Services	$261,580	284,935	(23,355)	(8.2)%	795,354	854,632	(59,278)	(6.9)%
International Services	86,172	88,090	(1,918)	(2.2)%	236,406	237,816	(1,410)	(0.6)%
Merchant Services	93,834	74,613	19,221	25.8%	249,670	220,117	29,553	13.4%
Intersegment revenues	(9,290)	(8,192)	(1,098)	13.4%	(28,208)	(23,663)	(4,545)	19.2%

Revenues from external customers	$432,296	439,446	(7,150)	(1.6)%	1,253,222	1,288,902	(35,680)	(2.8)%

Depreciation and amortization
North America Services	$20,757	23,550	(2,793)	(11.9)%	65,810	72,992	(7,182)	(9.8)%
International Services	10,278	9,658	620	6.4%	26,761	26,150	611	2.3%
Merchant Services	8,159	6,783	1,376	20.3%	24,394	20,019	4,375	21.9%

Total depreciation and amortization	$39,194	39,991	(797)	(2.0)%	116,965	119,161	(2,196)	(1.8)%

Segment operating income
North America Services	$60,703	63,168	(2,465)	(3.9)%	176,914	201,916	(25,002)	(12.4)%
International Services	9,691	16,751	(7,060)	(42.1)%	24,913	35,937	(11,024)	(30.7)%
Merchant Services	17,462	17,090	372	2.2%	46,922	50,250	(3,328)	(6.6)%
Spin-related costs	—	(1,719)	1,719	(100.0)%	—	(9,869)	9,869	(100.0)%

Operating income	$87,856	95,290	(7,434)	(7.8)%	248,749	278,234	(29,485)	(10.6)%

Total assets
North America Services	$1,502,435	1,378,651	123,784	9.0%	1,502,435	1,378,651	123,784	9.0%
International Services	363,257	360,002	3,255	0.9%	363,257	360,002	3,255	0.9%
Merchant Services	228,944	169,388	59,556	35.2%	228,944	169,388	59,556	35.2%
Intersegment assets	(418,369)	(321,499)	(96,870)	30.1%	(418,369)	(321,499)	(96,870)	30.1%

Total assets	$1,676,267	1,586,542	89,725	5.7%	1,676,267	1,586,542	89,725	5.7%

Note:	Revenues from North America Services include electronic payment processing services and other services provided from the United States to clients domiciled in the United States or other countries. Revenues from International Services include electronic payment processing services and other services provided from outside the United States to clients based mainly outside the United States.

Revenues from Merchant Services include TSYS Acquiring’s merchant acquiring and related services.

Certain amounts have been reclassified to conform with the presentation adopted in 2009.
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TSYS Reports Third Quarter Results

TSYS
Balance Sheet
(in thousands)

	September 30, 2009	Dec 31, 2008
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$420,141	211,365
Restricted cash	26,317	31,128
Accounts receivable, net	240,753	246,767
Deferred income tax assets	16,440	29,615
Prepaid expenses and other current assets	74,678	88,612
Current assets of discontinued operations	—	24,570

Total current assets	778,329	632,057
Property and equipment, net	286,554	291,341
Computer software, net	198,249	202,038
Contract acquisition costs, net	127,021	131,568
Goodwill	168,423	165,995
Equity investments, net	72,936	74,012
Other intangible assets, net	15,082	17,452
Other assets	29,673	28,316
Long-term assets of discontinued operations	—	7,245

Total assets	$1,676,267	1,550,024

Liabilities
Current liabilities:
Current portion of notes payable	$6,919	8,575
Accrued salaries and employee benefits	28,529	46,701
Accounts payable	36,387	32,440
Current portion of obligations under capital leases	5,423	6,344
Other current liabilities	150,042	130,751
Current liabilities of discontinued operations	—	10,993

Total current liabilities	227,300	235,804
Notes payable, excluding current portion	196,156	196,295
Deferred income tax liabilities	52,757	60,573
Obligations under capital leases, excluding current portion	12,827	13,576
Other long-term liabilities	47,073	40,709
Long-term liabilities of discontinued operations	—	2,217

Total liabilities	536,113	549,174

Equity
Shareholders’ equity:
Common stock	20,086	20,036
Additional paid-in capital	137,052	126,889
Accumulated other comprehensive income, net	7,975	(6,627)
Treasury stock	(69,950)	(69,641)
Retained earnings	1,033,851	920,292

Total shareholders’ equity	1,129,014	990,949

Noncontrolling interests in consolidated subsidiaries	11,140	9,901

Total equity	1,140,154	1,000,850

Total liabilities and equity	$1,676,267	1,550,024

Note: Certain amounts have been reclassified to conform with the presentation adopted in 2009.
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TSYS Reports Third Quarter Results

TSYS
Cash Flow
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$156,284	185,094
Adjustments to reconcile net income attributable to TSYS to net cash provided by operating activities:
Equity in income of equity investments	(4,291)	(6,333)
Dividends received from equity investments	4,942	6,421
Net loss (gain) on currency translation adjustments	2,857	(3,233)
Depreciation and amortization	117,514	124,852
Amortization of debt issuance costs	115	115
Share-based compensation	13,245	21,260
Excess tax benefit from share-based payment arrangements	(6)	(82)
Provisions for bad debt expense and billing adjustments	3,855	2,779
Charges for transaction processing provisions	4,993	1,415
Deferred income tax benefit	(3,716)	(12,471)
(Gain) loss on disposal of equipment, net	(20)	180
Loss on disposal of subsidiary	5,701	—
(Increase) decrease in:
Accounts receivable	6,095	(10,701)
Prepaid expenses, other current assets and other long-term assets	23,770	(14,722)
Increase (decrease) in:
Accounts payable	(331)	(1,150)
Accrued salaries and employee benefits	(16,166)	(33,770)
Other current liabilities and other long-term liabilities	18,215	19,252

Net cash provided by operating activities	333,056	278,906

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(21,344)	(35,502)
Additions to licensed computer software from vendors	(18,710)	(18,614)
Additions to internally developed computer software	(19,367)	(14,976)
Proceeds from disposition, net of expenses paid and cash disposed	1,991	—
Cash used in acquisitions	(294)	(965)
Subsidiary repurchase of noncontrolling interest	—	(343)
Additions to contract acquisition costs	(23,711)	(34,612)

Net cash used in investing activities	(81,435)	(105,012)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt	5,334	2,506
Principal payments on long-term debt borrowings and capital lease obligations	(13,178)	(11,501)
Proceeds from exercise of stock options	2	266
Excess tax benefit from share-based payment arrangements	6	82
Repurchase of common stock	(329)	(23,594)
Subsidiary dividends paid to noncontrolling shareholders	(235)	(241)
Dividends paid on common stock	(41,406)	(41,358)

Net cash used in financing activities	(49,806)	(73,840)

Effect of exchange rate changes on cash and cash equivalents	(1,693)	(1,568)

Net increase in cash and cash equivalents	200,122	98,486
Cash and cash equivalents at beginning of period	220,019	210,518

Cash and cash equivalents at end of period	$420,141	309,004

Note: Certain amounts have been reclassified to conform with the presentation adopted in 2009.
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TSYS Reports Third Quarter Results

Geographic Area Data:
The following geographic area data represents revenues for the three months ended September 30 based on where the client is domiciled:

	Three Months Ended September 30,
					Percent
(dollars in millions)	2009	%	2008	%	Change

United States	$304.9	70.5%	$313.4	71.3%	(2.7)%
Europe	70.4	16.3	77.0	17.5	(8.6)
Canada	36.5	8.5	31.8	7.3	14.7
Japan	11.5	2.6	7.2	1.6	60.0
Mexico	2.1	0.5	3.5	0.8	(39.0)
Other	6.9	1.6	6.5	1.5	5.9

	$432.3	100.0%	$439.4	100.0%	(1.6)%

The following geographic area data represents revenues for the nine months ended September 30 based on where the client is domiciled:

	Nine Months Ended September 30,
					Percent
(dollars in millions)	2009	%	2008	%	Change

United States	$902.8	72.0%	$937.7	72.7%	(3.7)%
Europe	188.9	15.1	204.1	15.8	(7.5)
Canada	100.7	8.0	94.7	7.4	6.2
Japan	33.6	2.7	22.8	1.8	47.9
Mexico	6.3	0.5	11.2	0.9	(43.4)
Other	20.9	1.7	18.4	1.4	13.6

	$1,253.2	100.0%	$1,288.9	100.0%	(2.8)%

Geographic Area Revenue by Operating Segment:
The following table reconciles revenues by geography to revenues by reporting segment for the three months ended September 30:

	Three Months Ended September 30,
	North America		International		Merchant
	Services		Services		Services
(dollars in millions)	2009	2008	2009	2008	2009	2008

United States	$211.8	239.4	—	—	93.1	74.0
Europe	0.2	0.2	70.2	76.8	—	—
Canada	36.4	31.7	—	—	0.1	0.1
Japan	—	—	11.5	7.2	—	—
Mexico	2.1	3.5	—	—	—	—
Other	2.5	2.5	4.2	3.8	0.2	0.2

	$253.0	277.3	85.9	87.8	93.4	74.3

The following table reconciles revenues by geography to revenues by reporting segment for the nine months ended September 30:

	Nine Months Ended September 30,
	North America		International		Merchant
	Services		Services		Services
(dollars in millions)	2009	2008	2009	2008	2009	2008

United States	$655.2	719.1	—	0.2	247.6	218.4
Europe	0.6	0.7	188.3	203.4	—	—
Canada	100.3	94.3	—	—	0.4	0.4
Japan	—	—	33.6	22.8	—	—
Mexico	6.3	11.2	—	—	—	—
Other	7.6	7.4	12.8	10.4	0.5	0.6

	$770.0	832.7	234.7	236.8	248.5	219.4

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TSYS Reports Third Quarter
Results Page 11 of 12
Supplemental Information:

	Accounts on File at September 30,
					Percent
(in millions)	2009	%	2008	%	Change

Consumer	189.2	55.3%	211.1	59.4%	(10.4)%
Retail	39.2	11.4	51.1	14.4	(23.4)
Commercial	46.0	13.4	41.8	11.7	10.1
Government services	24.6	7.2	20.5	5.8	19.9
Stored Value	37.8	11.1	26.1	7.3	45.0
Debit	5.3	1.6	4.9	1.4	8.8

	342.1	100.0%	355.5	100.0%	(3.8)%

			Percent
(in millions)	September 30, 2009	September 30, 2008	Change
QTD Average Accounts on File	351.7	365.5	(3.8)%
YTD Average Accounts on File	349.8	369.1	(5.2)%

	Accounts on File at September 30,
					Percent
(in millions)	2009	%	2008	%	Change

Domestic	253.2	74.0%	272.6	76.7%	(7.1)%
International	88.9	26.0	82.9	23.3	7.3

	342.1	100.0%	355.5	100.0%	(3.8)%

Note: The accounts on file between domestic and international is based on the geographic domicile of processing clients.

	September 2008 to	September 2007 to
Growth in Accounts on File (in millions):	September 2009	September 2008
Beginning balance	355.5	357.1
Change in accounts on file due to:
Internal growth of existing clients	29.6	38.7
New clients	25.7	27.8
Purges/Sales	(31.3)	(33.1)
Deconversions	(37.4)	(35.0)

Ending balance	342.1	355.5

Number of Employees (FTEs):	2009	2008
At September 30,	7,720	7,772
Quarterly average for period ended September 30,	7,893	7,761
YTD average for period ended September 30,	7,991	7,519
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TSYS Reports Third Quarter Results

Reconciliation of GAAP to Non-GAAP
Constant Currency Comparison
(unaudited)
(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

Consolidated
Constant currency (1)	$442,627	439,446	0.7%	$1,303,914	1,288,902	1.2%
Foreign currency (2)	(10,331)	—	(2.4)	(50,692)	—	(3.9)

Total revenues	$432,296	439,446	(1.6)%	$1,253,222	1,288,902	(2.8)%

Constant currency (1)	$89,534	95,290	(6.0)%	$256,634	278,234	(7.8)%
Foreign currency (2)	(1,678)	—	(1.8)	(7,885)	—	(2.8)

Operating income	$87,856	95,290	(7.8)%	$248,749	278,234	(10.6)%

International Services
Constant currency (1)	$96,503	88,090	9.6%	$287,098	237,816	20.7%
Foreign currency (2)	(10,331)	—	(11.7)	(50,692)	—	(21.3)

Total revenues	$86,172	88,090	(2.2)%	$236,406	237,816	(0.6)%

Constant currency (1)	$11,369	16,751	(32.1)%	$32,798	35,937	(8.7)%
Foreign currency (2)	(1,678)	—	(10.0)	(7,885)	—	(21.9)

Operating income	$9,691	16,751	(42.1)%	$24,913	35,937	(30.7)%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.
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